UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2009
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 17, 2009, the Board of Directors of Noble Energy, Inc. (the “Company”) approved amendments to the Company’s By-laws, which will become effective on June 1, 2009. As amended, Article II, Section 9 of the By-laws will require each director to receive a majority of the votes cast in uncontested elections. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.
     The Company’s Board of Directors also approved amendments to the Corporate Governance Guidelines to address situations where one or more director nominees fail to receive the required majority vote in uncontested elections. Those amendments require a director nominee to execute an irrevocable letter of resignation in order to be nominated by the Board of Directors for election. The tendered resignation will only go into effect if (1) that nominee does not receive a majority of the votes cast in the uncontested election, and (2) the nominee’s resignation is accepted by the Board of Directors. The amendments to the Corporate Governance Guidelines will become effective on June 1, 2009.
     The foregoing summary of the approved amendments to the Company’s By-laws is not intended to be complete and is qualified in its entirety by reference to the By-laws, amended and restated as of June 1, 2009, which are filed with this report as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed as part of this report on Form 8-K:
3.1	By-Laws of Noble Energy, Inc. as amended through June 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: February 19, 2009	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc. as amended through June 1, 2009.